Exhibit 99.1

Lincoln Centre Tower I 5400 Lyndon B. Johnson Freeway, Suite 1300 Dallas, Texas 75240 T 214.238.5700 F 214.238.5701

Capital Southwest Announces Federal Tax Treatment of 2016 Dividends

Dallas, Texas – February 7, 2017 – Capital Southwest Corporation (“Capital Southwest” or the “Company”; Nasdaq: CSWC) announced today the tax treatments of its 2016 dividends.

Capital Southwest paid dividends totaling $0.38 per share that are attributable to the tax year ended December 31, 2016, with approximately 73.7% of those dividends taxed as long-term capital gains, approximately 9.1% taxed as qualified dividends and approximately 17.2% taxed as ordinary income.  Long-term capital gains and qualified dividends paid to non-corporate taxpayers (including individuals) qualify for favorable tax treatment under the Internal Revenue Code ("IRC") and, for 2016, will generally be subject to a maximum 20% U.S. federal income tax rate (plus a 3.8% Medicare surtax, if applicable). The Company has posted information regarding the U.S. federal income tax characteristics of its dividends that are attributable to 2016 (the "2016 Form 1099 Information") on its website (http://www.capitalsouthwest.com/tax-information).

Non-U.S. resident and foreign corporation shareholders ("Non-U.S. Shareholders") in a Regulated Investment Company ("RIC") such as Capital Southwest are exempt from U.S. withholding tax on both "interest-related" dividends and short-term capital gains in accordance with the IRC sections 871(k) and 881(e).  In addition, Non-U.S. Shareholders in a RIC are also exempt from U.S. withholding tax on long-term capital gains.  Approximately 97.8% of Capital Southwest’s 2016 dividends relate to "interest-related" dividends, short-term capital gains and long-term capital gains.  See the "Tax Treatment of 2016 Dividends for Non-U.S. Shareholders" posted on the Company's website for more details (http://www.capitalsouthwest.com/tax-information).

Dividends distributed to Non-U.S. Shareholders may have been withheld to pay U.S. federal income tax.  Non-U.S. Shareholders should contact their tax advisor with any questions regarding this information, and its application to any claim for refund of taxes paid to the U.S. Internal Revenue Service.

About Capital Southwest

Capital Southwest Corporation (Nasdaq: CSWC) is a Dallas, Texas-based publicly traded business development company, with approximately $285.4 million in net assets as of December 31, 2016. Capital Southwest is a credit investment firm focused on supporting the acquisition and growth of middle market businesses with $5 to $20 million investments across the capital structure, including first lien, unitranche, second lien and subordinated debt, as well as non-control equity co-investments. Since Capital Southwest's formation in 1961, it has always sought to invest in companies with strong management teams and sound financial performance. As a public company with a permanent capital base, Capital Southwest is fortunate to have the flexibility to be creative in its financing solutions and to invest to support the growth of its portfolio companies over long periods of time.

Forward-Looking Statements

This press release contains historical information and forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 with respect to the business and investments of Capital Southwest. Forward-looking statements are statements that are not historical statements and can often be identified by words such as "will," "believe," "expect" and similar expressions and variations or negatives of these words. These statements are based on management's current expectations, assumptions and beliefs. They are not guarantees of future results and are subject to numerous risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statement. These risks include risks related to changes in the markets in which Capital Southwest invests, changes in the financial and lending markets, regulatory changes, tax treatment and general economic and business conditions.

Readers should not place undue reliance on any forward-looking statements and are encouraged to review Capital Southwest's Annual Report on Form 10-K for the year ended March 31, 2016 and subsequent filings with the Securities and Exchange Commission for a more complete discussion of the risks and other factors that could affect any forward-looking statements. Except as required by the federal securities laws, Capital Southwest does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this press release.

Investor Relations Contact:

Michael S. Sarner, Chief Financial Officer

214-884-3829